Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 21, 2016 relating to the consolidated financial statements of Yandex N.V. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2015.

/s/ Deloitte & Touche

Moscow, Russia
August 25, 2016